Exhibit 99.1
FOR IMMEDIATE RELEASE
Loudeye Announces Second Quarter 2006 Financial Results; Gross Margin Improves
August 9, 2006 — Loudeye Corp. (Nasdaq: LOUD), a worldwide leader in business-to-business digital media store services, today announced financial results for the second quarter 2006.
Second Quarter 2006 Financial Highlights
Revenue. Revenue was $5.4 million in the second quarter 2006 compared with revenue of $4.9 million in the second quarter 2005, an increase of 10%. Second quarter 2006 revenue decreased by 8% compared to $5.8 million in the first quarter 2006.
Revenue was $11.2 million for the six month period ended June 30, 2006 compared with revenue of $8.8 million for the same period in 2005, in increase of 28%.
Gross Margin. Gross margin for the second quarter 2006 was $1.3 million or 24% of total revenue, compared to $876,000 or 18% of total revenue for the second quarter 2005, and $881,000, or 15% of total revenue for the first quarter 2006. Gross margin for the six months ended June 30, 2006 was $2.2 million, or 19% of total revenue, compared to $939,000, or 11% of total revenue for the same period of 2005.
Loss from continuing operations and net income (loss). For the second quarter 2006, GAAP loss from continuing operations was $3.5 million, flat compared to $3.5 million in the second quarter 2005 and down from $3.8 million in the first quarter 2006. For the six months ended June 30, 2006, GAAP loss from continuing operations was $7.3 million, down from $8.4 million for the same period of 2005. GAAP loss from continuing operations for all periods presented excludes results of Loudeye’s Overpeer subsidiary which ceased operations in December 2005 and Loudeye’s U.S.-based operating assets, which were sold on April 30, 2006.
•	For the second quarter 2006, GAAP net income (which includes results of Loudeye’s discontinued Overpeer operations and divested U.S.-based operating assets) was $5.4 million, compared to GAAP net losses of $6.9 million in the second quarter 2005 and $4.6 million in the first quarter 2006.

•	EBITDA loss from continuing operations totaled $3.2 million in the second quarter 2006, flat compared to $3.2 million in the second quarter 2005 and down from $3.5 million in the first quarter 2006. EBITDA loss from continuing operations excludes charges related to depreciation and amortization expense and interest income and expense. A reconciliation of GAAP loss from continuing operations to EBITDA loss from continuing operations is provided below.
GAAP loss from continuing operations and EBITDA loss from continuing operations in the first and second quarter 2006 each include stock-based compensation of $306,000 and $281,000, respectively, reflecting Loudeye’s adoption of Statement of Financial Accounting Standards No. 123R effective January 1, 2006.

Cash and Investments. Unrestricted and restricted cash, cash equivalents and marketable securities were $22.5 million as of June 30, 2006, compared to $10.9 million at December 31, 2005.
Deferred Revenue. Deferred revenue and customer deposits were $4.6 million as of June 30, 2006, net of related receivables of $1.1 million, compared to $5.2 million as of December 31, 2005, net of related receivables of $1.8 million.
Manner of Financial Statement Presentation. The assets, liabilities and results of operations relating to Loudeye’s Overpeer subsidiary (which ceased operations in December 2005) and Loudeye’s U.S.-based operating assets (which were sold on April 30, 2006) are presented as discontinued operations for all periods presented in the unaudited condensed consolidated financial statements contained in this press release.
“We closed the sale of our U.S.-based operating assets at the end of April 2006. Our focus on our key revenue generating customers and markets is improving our margins and yielding positive results. We are pleased with the more than 40% improvement in our gross margin this quarter, despite the 8% drop in our top line revenue compared to the first quarter,” said Mike Brochu, Loudeye president and chief executive officer.
Recent Events
On August 8, 2006, Loudeye announced that it entered into an agreement and plan of merger with Nokia, Inc. Under the proposed merger and upon closing, each share of Loudeye common stock would be exchanged for $4.50 in cash. The transaction is expected to be completed in the fourth quarter of 2006. Closing of the transaction is subject to satisfaction of a number of conditions, including approval of Loudeye’s stockholders, regulatory approvals, obtaining consents from third parties to the continuation, modification, extension and/or termination of certain specified contracts, and the absence of a material adverse effect in Loudeye’s business or operations, including loss of employees, loss of customers, or failure to maintain a minimum specified cash balance, each as described in the merger agreement.
Today Loudeye announces that it has signed a multi-year agreement with O2 (UK) Limited for a mobile O2 Music Service powered by Loudeye’s OD2 services. The O2 Music Service will converge PC or web based music download service with the convenience of over-the-air mobile downloads. A launch date for the service has not been set.
Forward-Looking Financial Guidance
Loudeye’s gross margin has improved and its losses from continuing operations are narrowing, however the pace of growth in top line revenue from continuing operations has slowed. While future results are subject to changes and risks, Loudeye currently anticipates that revenue for 2006 will be approximately $22 to $25 million. This would represent growth of 10% to 25% over our 2005 annual revenue of $20.3 million.
Forward-looking financial guidance reflects management’s expectations as of the date of this press release and is based upon limited available information, including loss contingencies, which is dynamic and subject to change. Results may be materially affected by many factors including those described in the Forward-looking Statements section below.
Second Quarter 2006 Webcast Information
Loudeye management will conduct an audio webcast to discuss these financial results. The public is invited to listen in on this webcast. Management will discuss financial and operating results for the quarter and end the call with an audio question and answer session. Information regarding the second quarter 2006 results webcast is as follows:

Date:	Wednesday, August 9, 2006, 2006
Time:	5:00 p.m. EST / 2:00 p.m. PST
Audio Webcast:	5:00 p.m. EST / 2:00 p.m. PST; Webcast from
http://www.loudeye.com/en/aboutus/earningscalls.asp
This webcast will be available until August 30, 2006 at 5:00 p.m. EST.
About Loudeye Corp.
Loudeye is a worldwide leader in business-to-business digital media store services. Loudeye combines innovative services with a broad catalog of licensed digital music and award winning digital media store services, enabling partners to rapidly and cost effectively launch complete, customized digital media stores and services. For more information, visit www.loudeye.com.
Forward Looking Statements
This press release and management’s audio webcast contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking financial guidance regarding Loudeye’s 2006 operating plan and statements about projected 2006 revenue and revenue growth, costs of revenue and gross margin, reductions in operating expenses, and first and second quarter and year to date 2006 revenue, gross margin, operating expenses and loss. In particular, the financial results announced today are unaudited and are subject to change. The words or phrases “believes,” “expects,” “will,” and “anticipates” and similar words and phrases are intended to identify such forward-looking statements. The forward-looking statements contained in this press release are based on current estimates and actual results may differ materially. Risks Loudeye faces include the sufficiency of our cash reserves to execute on our operating plan; the consummation of the proposed Loudeye-Nokia merger transaction is subject to numerous closing conditions, including, among others, (i) the approval of the transaction by Loudeye’s stockholders and by regulatory authorities, (ii) Loudeye’s ability to obtain consents from third parties to the continuation, modification, extension and/or termination of certain specified contracts, and (iii) the absence of a material adverse effect in Loudeye business or operations, including as a result of loss of employees, loss of customers or failure to maintain a minimum specified cash balance, each as described in the merger agreement a copy of which is filed as Exhibit 10.1 to Loudeye’s current report on Form 8-K filed with the SEC on August 8, 2006; competitive pressures in the market for mobile music services and technical risks associated with Loudeye’s mobile music service offerings; inability to add new customers; customer concentration;

competition with other providers of business-to-business digital media store services and associated pricing pressures; the complexity of Loudeye’s services and delivery networks; pressure on our margins, in particular resulting from increasing wholesale content rates; loss contingencies such as an adverse outcome in litigation to which Loudeye is a party; adverse or uncertain legal developments with respect to copyrights surrounding the creation and distribution of digital content; potential loss of key employees; and other risks set forth in Loudeye’s most recent Form 10-Q, 10-K and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. Loudeye assumes no obligation to update the forward-looking statements.
Use of Non-GAAP Financial Information
EBITDA loss from continuing operations as presented in this press release and management’s audio presentation is a non-GAAP financial measure that represents GAAP loss from continuing operations excluding the effects of interest income and expense and depreciation and amortization expense. EBITDA loss from continuing operations as presented below may differ from non-GAAP measures used by other companies and is not a measurement under GAAP. Management believes the EBITDA loss from continuing operations presentation enhances an overall understanding of Loudeye’s financial performance from continuing operations, and it is used by management for that purpose. We believe EBITDA loss from continuing operations and per share EBITDA loss from continuing operations presented below provides useful information to investors about our financial performance because it eliminates the effects of period to period changes in depreciation and amortization, interest income, and interest expense on our debt and capital lease obligations, all of which we believe are not reflective of the underlying performance of our ongoing operations. The adjustments made in calculating EBITDA loss from continuing operations are adjustments that would be made in calculating our performance for purposes of employment agreements and associated bonus potentials for our senior executives. Measures similar to EBITDA loss from continuing operations are also widely used by us and others in the industry to evaluate and price potential acquisition candidates. We believe EBITDA loss from continuing operations facilitates operating performance comparisons by backing out potential differences across periods caused by variations in capital structures (affecting interest expense) and the age and book depreciation of equipment (affecting depreciation expense). In addition, we present EBITDA loss from continuing operations because we believe it is frequently used by analysts, investors and other interested parties in evaluating companies such as ours. Since Loudeye has historically reported non-GAAP results to the investment community, management believes the inclusion of non-GAAP financial measures provides consistency in its financial reporting.
There are limitations inherent in non-GAAP financial measures such as EBITDA loss from continuing operations in that they exclude a variety of charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of Loudeye’s recorded costs against its revenue. Management compensates for these limitations in non-GAAP measures by also evaluating our performance based on traditional GAAP financial measures. Accordingly, investors should consider these non-GAAP results together with GAAP results, rather than as an alternative to GAAP basis financial measures.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
Loudeye has agreed to file a proxy statement in connection with the proposed merger with Nokia under the merger agreement, which will be mailed to Loudeye stockholders. Investors and Loudeye’s stockholders are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed by Loudeye with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Loudeye by going to Loudeye’s corporate website at www.loudeye.com or by contacting: Investor Relations, Loudeye Corp., 1130 Rainier Avenue South, Seattle, Washington 98144.
Loudeye and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. A description of any interests that Loudeye’s officers and directors have in the merger will be available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of Loudeye common stock as of March 1, 2006 is also set forth in the Schedule 14A filed by Loudeye on May 10, 2006 with the SEC with respect to Loudeye’s 2006 annual stockholders meeting. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Loudeye’s corporate website at www.loudeye.com.
Contacts
Media/Public Relations: Karen DeMarco/Gil Lee, mPRm for Loudeye, 323.933.3399,
kdemarco@mprm.com/glee@mprm.com
Investor relations: Chris Pollak, 206.832.4000, ir@loudeye.com

LOUDEYE CORP. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
		(in thousands, except per share data)
REVENUE	$5,382	$4,892	$11,202	$8,764

COST OF REVENUE	4,112	4,016	9,051	7,825

Gross profit	1,270	876	2,151	939
Gross profit percent	24%	18%	19%	11%

OPERATING EXPENSES:
Sales and marketing	786	931	1,663	2,051
Research and development	839	647	1,675	1,228
General and administrative	2,869	3,005	5,624	6,483
Amortization of intangibles	84	51	147	109
Stock-based compensation	269	(2)	565	42
Special charges (credits)	—	—	—	(43)

Total operating expenses	4,847	4,632	9,674	9,870

LOSS FROM OPERATIONS	(3,577)	(3,756)	(7,523)	(8,931)

OTHER INCOME (EXPENSE):
Interest income	207	183	296	391
Interest expense	(9)	(28)	(27)	(102)
Other income (expense), net	(109)	75	(77)	235

Total other income	89	230	192	524

Loss from continuing operations	(3,488)	(3,526)	(7,331)	(8,407)
Income (loss) from discontinued operations, net of gain on sale	8,843	(3,404)	8,045	(5,975)

NET INCOME (LOSS)	$5,355	$(6,930)	$714	$(14,382)

INCOME (LOSS) PER SHARE — BASIC AND DILUTED:
From continuing operations	$(0.26)	$(0.32)	$(0.58)	$(0.80)
From discontinued operations	0.67	(0.32)	0.64	(0.57)

NET INCOME (LOSS) PER SHARE — BASIC AND DILUTED	$0.41	$(0.64)	$0.06	$(1.37)

Weighted average shares outstanding	13,142	10,869	12,574	10,523

NON-GAAP INFORMATION:

Loss from continuing operations	$(3,488)	$(3,526)	$(7,331)	$(8,407)
Adjustments to reconcile GAAP loss from continuing operations to EBITDA loss from continuing operations:
Depreciation and amortization expense	492	476	950	925
Interest (income) expense	(198)	(155)	(269)	(289)

EBITDA loss from continuing operations	$(3,194)	$(3,205)	$(6,650)	$(7,771)

Basic and diluted EBITDA loss per share from continuing operations	$(0.24)	$(0.29)	$(0.53)	$(0.74)

Weighted average shares outstanding	13,142	10,869	12,574	10,523

LOUDEYE CORP. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2006	2005
	(in thousands)
ASSETS
Current assets:
Cash, cash equivalents and short-term marketable securities	$22,275	$9,045
Accounts receivable, net	2,565	3,109
Prepaids and other current assets	2,079	1,048
Restricted cash	234	1,810
Current assets of discontinued operations	659	2,192

Total current assets	27,812	17,204
Property and equipment, net	1,254	1,442
Goodwill and intangible assets, net	49,570	47,329
Other assets, net	18	189
Assets of discontinued operations	301	3,244

Total assets	$78,955	$69,408

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,415	$3,201
Accrued compensation and benefits	655	642
Accrued and other liabilities	6,072	6,033
Deposits and deferred revenue	4,418	4,842
Current portion of long-term debt and capital lease obligations	—	1,000
Current liabilities of discontinued operations	1,761	3,381

Total current liabilities	17,321	19,099
Deposits and deferred revenue, net of current portion	174	350
Common stock payable related to acquisition	321	321

Total liabilities	17,816	19,770

STOCKHOLDERS’ EQUITY	61,139	49,638

Total liabilities and stockholders’ equity	$78,955	$69,408